EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-123274, 333-113100, 333-132346, 333-140391, 333-140392, 333-149443, 333-157317, 333-163735 and 333-164901 on Form S-8 of our report dated February 13, 2009, relating to the consolidated financial statements of Atheros Communications, Inc. and subsidiaries (the “Company”) for the year ended December 31, 2008 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
San Jose, California
February 10, 2011